UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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AmerisourceBergen Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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+ Online Go to www.envisionreports.com/ABC or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by March 5, 2020 at 2:00 P.M., Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the AmerisourceBergen Corporation Annual Meeting of Stockholders to be Held on March 5, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/ABC Easy Online Access — View your proxy materials and vote. Step 1: Step 2: Step 3: Step 4: Step 5: Go to www.envisionreports.com/ABC. Click on Cast Your Vote or Request Materials. Follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before February 20, 2020 to facilitate timely delivery. + 2 N O T 035XDD Stockholder Meeting Notice

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

AmerisourceBergen Corporation's 2020 Annual Meeting of Stockholders will be held on Thursday, March 5, 2020 at 2:00 p.m., Eastern Time, at the Four Seasons Hotel, One North 19th Street, Philadelphia, PA 19103.

Proposals to be voted on at the meeting are listed below:

The Board recommends a vote FOR all the listed nominees and FOR proposals 2 and 3.

1. To elect each of the ten nominees named below (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified:

    01) Ornella Barra
    02) Steven H. Collis
    03) D. Mark Durcan
    04) Richard W. Gochnauer
    05) Lon R. Greenberg
    06) Jane E. Henney, M.D.
    07) Kathleen W. Hyle
    08) Michael J. Long
    09) Henry W. McGee
    10) Dennis M. Nally

2. Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2020.

3. Advisory vote to approve the compensation of named executive officers.

The Board recommends a vote AGAINST proposals 4 and 5.

4. Stockholder proposal, if properly presented, to permit stockholders to act by written consent.

5. Stockholder proposal, if properly presented, regarding the use of a deferral period for certain compensation of senior executives.

The record date for the annual meeting is January 6, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

This Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about January 24, 2020.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/ABC**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials AmerisourceBergen Corporation" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by February 20, 2020.